EXHIBIT 10.6

                  HUDSON   VENTURES,  INC.
50 West Liberty Street, Suite 880, Reno, Nevada 89501  PHONE (604) 727-
                            4679
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Glen Macdonald
303-1334 Cardero Street
Vancouver, BC  V6G 2J3

June 1, 2003

ATTENTION:  Glen Macdonald

RE: McConnell River Claims B1 - B4, Grant #'s YB 92568 - YB 92571, Watson Lake Mining District, Yukon Territory, Canada ( the "Property")

Dear Sir,

Pursuant to an option agreement dated as of January 22, 2002, Glen Macdonald ("GM") granted to Hudson Ventures, Inc., an option to acquire an interest in the Property (the "Agreement"). This letter confirms that in and for the sum of $1000 Cdn., the receipt of which is hereby acknowledged, GM has agreed to amend the terms of the Agreement by deleting the